Exhibit 10.31

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment No. 1 to Collaborative License Agreement

This AMENDMENT NO. 1 TO COLLABORATIVE LICENSE AGREEMENT (the “Amendment No. 1”) is made and entered into as of April 10th, 2014 (the “Amendment No. 1 Effective Date”), by and between Ambrx, Inc., a Delaware corporation (“Ambrx”) located at 10975 North Torrey Pines Road, La Jolla, CA 92037, and The California Institute for Biomedical Research, a nonprofit public benefit corporation (“Institute”) located at 11119 North Torrey Pines Road, La Jolla, CA with respect to the facts set forth below. Each of Ambrx and Institute shall be called a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, Ambrx and Institute are parties to that certain Collaborative License Agreement, effective August 23, 2013 (the “Agreement”) pursuant to which Institute acquired exclusive development and commercialization rights to inventions under Excluded Grandfathered Research Projects and related Patents and Information, subject to the terms and conditions set forth therein; and

WHEREAS, the Parties now desire to amend certain terms of the Agreement in accordance with Section 14.6 thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1.	Definitions. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

2.	Amendments.

a.	The last two sentences of Section 6.3(a) (Research and Development Under Excluded Grandfathered Research Projects by Institute) are hereby deleted and replaced in their entirety by the following:

“Institute shall also pay to Ambrx such percentage of any Net Sublicense Revenue as set forth in Section 7.2. The Parties shall negotiate in good faith and enter into a license agreement setting forth the terms contained in this Section 6.3(a), and other customary terms and conditions. “

b.	Section 7.2(b) (Net Sublicense Revenue) is hereby deleted and replaced in its entirety by the following:

“(b) Institute shall pay to Ambrx [***] of any Net Sublicense Revenue resulting from Sublicenses executed by Institute or its Affiliates of a Licensed Invention and/or Licensed Product arising from the [***], contingent upon funding by [***] for this Project. In the event that this Project is not funded by [***] and for all other Sublicenses executed by Institute or any Affiliates under the licenses granted to Institute under Section 6.3, Institute shall pay to Ambrx [***] of any Net Sublicense Revenue resulting from such Sublicenses.”

3.	Miscellaneous.

a.	Full Force and Effect. This Amendment No. 1 amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment No. 1, remain in full force and effect.

b.	Entire Agreement. The Agreement and this Amendment No. 1 sets forth the entire agreement and understanding between Ambrx and Institute as to the subject matter hereof.

[Signature Page Follows]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Collaborative License Agreement as of the Amendment No. 1 Effective Date.

AMBRX, INC.		THE CALIFORNIA INSTITUTE FOR BIOMEDICAL RESEARCH

By:	/s/ John W. Wallen III	By:	/s/ Matt Tremblay

Name:	John W. Wallen III	Name:	Matt Tremblay

Title:	Vice President, Intellectual Property and Corporate Legal	Title:	Executive Director, Operations